Exhibit 99.2
baggallini, Inc.
Balance Sheets
March 31, 2011 and December 31, 2010
(in thousands, except share data)

	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS

Current assets:
Cash	$740	$728
Trade accounts receivable (less allowances of $177 and $195, respectively)	2,563	2,035
Inventory	4,291	4,186
Prepaid expenses and other	8	38

Total current assets	7,602	6,987

Property, plant and equipment, at cost	529	529
Less accumulated depreciation and amortization	253	235

Net property, plant and equipment	276	294

Total assets	$7,878	$7,281

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term debt	$24	$23
Accounts payable	557	210
Accrued expenses	182	295

Total current liabilities	763	528

Long-term debt, excluding current installments	70	95

Total liabilities	833	623

Commitments and contingencies (footnotes 4 and 8)	—	—

Shareholders’ equity:
Common shares, par value assigned of $0.05 per share: 1,000 shares authorized, 200 issued and outstanding at March 31, 2011 and December 31, 2010; Common shares, non- voting, no par value: 99,000 shares authorized, 19,800 issued at March 31, 2011 and December 31, 2010	1	1
Retained earnings	7,044	6,657

Total shareholders’ equity	7,045	6,658

Total liabilities and shareholders’ equity	$7,878	$7,281

See accompanying notes to financial statements.

baggallini, Inc.
Statements of Income
Three-month periods ended March 31, 2011 and 2010
(in thousands)

	2011	2010
	(unaudited)	(unaudited)
Net sales	$4,448	$3,592
Cost of sales	2,088	1,513

Gross profit	2,360	2,079
Selling, general and administrative expenses	1,280	958

Operating profit	1,080	1,121

Interest (expense) income, net	(1)	1
Other income, net	2	4

Net earnings	$1,081	$1,126

See accompanying notes to financial statements.

2 – Exhibit 99.2

baggallini, Inc.
Statements of Shareholders’ (unaudited)
Three month period ended March 31, 2011
(in thousands)

			Net shareholders’
	Common shares	Retained earnings	equity

Balance at December 31, 2010	$1	$6,657	$6,658

Net earnings	—	1,081	1,081
Dividends declared	—	(694)	(694)

Balance at March 31, 2011	$1	$7,044	$7,045

See accompanying notes to financial statements.

3 – Exhibit 99.2

baggallini, Inc.
Statements of Cash Flows
Three-month periods ended March 31, 2011 and 2010
(in thousands)

	Three-month	Three-month
	period ended	period ended
	March 31, 2011	March 31, 2010
	(unaudited)	(unaudited)
Operating activities:
Net earnings	$1,081	$1,126
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation expense	18	5
Changes in:
Trade accounts receivable	(528)	(459)
Inventory	(105)	156
Prepaid expenses and other	30	5
Accounts payable	347	(68)
Accrued expenses	(113)	(90)

Net cash provided by operating activities	730	675

Investing activity:
Purchases of property, plant and equipment	—	(7)

Net cash used in investing activity	—	(7)

Financing activities:
Repayment of long-term debt	(24)	(18)
Dividends paid	(694)	(680)

Net cash used in financing activities	(718)	(698)

Net increase (decrease) in cash	12	(30)
Cash at the beginning of the year	728	1,091

Cash at the end of the year	$740	$1,061

Supplemental cash flow disclosures:
Interest paid	$1	$1
See accompanying notes to financial statements.

4 – Exhibit 99.2

baggallini, Inc.
Notes to Financial Statements
As of March 31, 2011 and December 31, 2011 and for the
Three-month periods ended March 31, 2011 and 2010
(in thousands)
(1)	Summary of Significant Accounting Policies
(a)	Principal Business Activity

baggallini, Inc. (the “Company”) is an Oregon S Corporation founded in 1995. The Company designs and sells handbags, tote bags and travel accessories to wholesale customers. The Company’s primary distribution is through U.S. specialty stores, catalogs, online “E-tailer” based customers and international specialty stores. Manufacturing of Company products is contracted to companies located in China. The Company guarantees all products against manufacturer defects for up to one year. Company office and distribution facilities are located in Milwaukie, Oregon.

(b)	Use of Estimates

The Company’s financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c)	Inventory

Inventory held was comprised of finished goods inventory and was valued at the lower of cost or market as determined on the first-in, first-out (FIFO) basis.

(d)	Depreciation and Amortization

Depreciation and amortization expense has been computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of their respective leases or the useful life of the asset, if shorter. Depreciation and amortization expense is reflected as part of selling, general and administrative expenses in the accompanying statements of income.

(e)	Shipping and Handling Revenues and Costs

Freight costs incurred to ship product to customers are reported within cost of sales; any related billings to customers for such freight costs are included within sales. Costs incurred within the warehouse to handle, store and ship product are reported within selling, general and administrative expense.

(f)	Revenue Recognition and Trade Accounts Receivable

The Company recognizes revenue when the following criteria are met:
•	goods are shipped from its warehouse locations, at which point the Company’s customers take ownership and assume risk of loss;
•	collection of the relevant receivable is probable;

5 – Exhibit 99.2

baggallini, Inc.
Notes to Financial Statements
As of March 31, 2011 and December 31, 2011 and for the
Three-month periods ended March 31, 2011 and 2010
(in thousands)
•	persuasive evidence of an arrangement exists; and

•	the sales price is fixed or determinable.
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. In certain circumstances, the Company sells to its customers under special arrangements, which in certain instances provide for return privileges. When selling under these special arrangements, the Company reduces its measurement of revenue by the estimated cost of potential future returns. The Company bases its estimates for sales returns on current and historical trends and experience.

Allowances established for returns were approximately $145 and $183 as of March 31, 2011 and December 31, 2010, respectively. During the first three months of 2011 and 2010, the Company recorded approximately $212 and $292, respectively, as the sales value of merchandise returned by customers.

The Company extends credit to selected customers. Trade accounts receivable were reported at the amount management expects to collect from outstanding balances. Any outstanding accounts receivable deemed not collectible were reserved for at the time such determination was made; bad debt reserves of $32 and $12 were established as of March 31, 2011 and December 31, 2010, respectively. During the first three months of 2011 and 2010, the Company wrote off $32 and $32, respectively, in uncollectible customer balances.

(g)	Income Taxes

Effective January 1, 2000, the Company and its shareholders elected to have the Company’s income taxed directly to the shareholders under Subchapter S of the Internal Revenue Code. Accordingly, the Company will not have a tax liability as long as the S Corporation election is in effect.

Management believes that it is more likely than not that the Company will continue to be taxed as an S Corporation, up through the date of sale of the principal assets of the Company to R.G. Barry Corporation, as further described in footnote 9, and thereafter until the Company is formally liquidated.

(h)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset group to the estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds their estimated future cash flows, an impairment charge is recognized equal to the amount by which the carrying amount of the individual assets within the group exceeds its fair value. Assets held for sale would be presented separately in the balance sheets, reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

6 – Exhibit 99.2

baggallini, Inc.
Notes to Financial Statements
As of March 31, 2011 and December 31, 2011 and for the
Three-month periods ended March 31, 2011 and 2010
(in thousands)
(i)	Fair Value Measurements

Financial Accounting Standards Board Accounting Standards Codification 820-10 (the overall Subtopic of topic 820 on fair value measurements and disclosures) provides guidance on fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. This accounting standard provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.
The level in the fair value hierarchy within which a fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.
(j)	Recently Issued Accounting Standards
At March 31, 2011, there were no recently issued accounting standards that would have significant effect on the Company upon implementation.
(2)	Property, Plant and Equipment
Property, plant and equipment at March 31, 2011 and December 31, 2010 consisted of the following:

			Estimated
	2011	2010	life in years
Furniture and fixtures	$31	31	10
Auto	169	169	5
Machinery, equipment and software	182	182	2–8
Leasehold improvements	147	147	9–10

Total property, plant and equipment	529	529
Less total accumulated depreciation	253	235

Net property, plant and equipment	$276	$294

7 – Exhibit 99.2

baggallini, Inc.
Notes to Financial Statements
As of March 31, 2011 and December 31, 2011 and for the
Three-month periods ended March 31, 2011 and 2010
(in thousands)
(3)	Revolving Credit Facility and Long-term Debt
The Company had a revolving line of credit facility (the “Credit Facility”) with IronStone Bank that expired on July 25, 2010 and was not renewed at the Company’s option. The Credit Facility was for $1,000 with an annual interest rate set at the highest prime rate published from time to time in the Money Rate table of The Wall Street Journal (the “Index Rate”). The interest rate was subject to change on a daily basis with changes becoming effective on the calendar date the Index Rate changes. The interest rate would not fall below the minimum rate of 4.00% per annum.
The Credit Facility was secured by a Uniform Commercial Code first lien security interest in (i) all of the Company’s inventory, furnishings, fixtures, equipment and additions and accessions thereto, whether now owned by the Company or hereafter acquired, (ii) all of the Company’s general intangibles and accounts receivable, whether presently existing or arising in the future, and (iii) all proceeds and products from the foregoing (including insurance proceeds).
For any loan outstanding using the Credit Facility, the Company was obligated to maintain certain financial covenants, including a tangible net worth of $3,000 and a debt-service coverage ratio of at least 1.35:1.00. In addition, the Company was obligated to provide IronStone Bank with financial and tax return information periodically as requested.
On January 23, 2009, the Company was granted a loan from IronStone Bank in the amount of $50 at an annual interest rate of 12.5% to finance the purchase of a vehicle. Monthly payments, including interest and principal, were $1.0 per month over the 60 month period of the loan. Recourse in the event of default would apply to both the vehicle and to the Company.
On April 10, 2009, the Company was granted a loan from CIT in the amount of $20 at an annual interest rate of 12.5% to finance the purchase of computer software. Monthly payments, including interest and principal, were $0.7 over a 36 month period, with recourse in the event of default to the Company. The balance of this loan was paid during the first three months of fiscal 2010.
On November 21, 2010, the Company was granted a loan from US Bank in the amount of $86 at an annual interest rate of 3.99% to finance the purchase of an additional vehicle. Monthly payments, including interest and principal, were $1.3 over the 60 month period of the loan. Recourse in the event of default would apply to both the vehicle and to the Company.
Long-term debt at March 31, 2011 and December 31, 2010 consisted of the following:

	2011	2010
Note payable dated January 23, 2009 to IronStone Bank	$13	$33

Note payable dated November 21, 2010 to US Bank	81	85

	94	118
Less current installments	24	23

Long-term debt, excluding current installments	$70	$95

8 – Exhibit 99.2

baggallini, Inc.
Notes to Financial Statements
As of March 31, 2011 and December 31, 2011 and for the
Three-month periods ended March 31, 2011 and 2010
(in thousands)
The future principal payment obligations on long-term debt at March 31, 2011 for the following periods were:

April 1, 2011 – March 31, 2012	$24
April 1, 2012 – March 31, 2013	15
April 1, 2013 – March 31, 2014	14
April 1, 2014 – March 31, 2015	15
April 1, 2015 – March 31, 2016	15
April 1, 2016 – November 30, 2016	11

Total	$94

(4)	Lease Commitments
The Company leases certain equipment under non-cancelable operating leases with terms of two to five years. In addition, the Company had a non-cancelable operating lease agreement with Dixie-Ann, LLC, an entity owned by the shareholders of the Company, to lease the warehouse and office facilities used by the Company. This facility lease agreement had an initial date of December 1, 2006 and a lease term of 12 years with a fixed escalating schedule of rent payments, as well as expenses recorded in relation to the lease. All of the facility future lease commitment shown below was related to this lease.
A summary of future minimum lease payment commitments at March 31, 2011 were as follows:

	Machinery &
	equipment	Facility	Total
2011	$9	$307	$316
2012	10	419	429
2013	8	430	438
2014	—	441	441
2015	—	452	452
Thereafter	—	1,387	1,387

Total	$27	$3,463	$3,463

Substantially all of these operating lease agreements have no further contractual renewals and require the Company to pay insurance, taxes and maintenance expenses. Rent expense under non-cancelable operating lease arrangements in the first three-month periods of 2010 and 2009, reported as part of selling, general and administrative expense were $117 and $116, respectively. Within rent expense reported, $106 was incurred during each of the first three months of 2010 and 2009 to Dixie-Ann, LLC for facilities rent.

9 – Exhibit 99.2

baggallini, Inc.
Notes to Financial Statements
As of March 31, 2011 and December 31, 2011 and for the
Three-month periods ended March 31, 2011 and 2010
(in thousands)
(5)	Employee Retirement Plans
The Company sponsors a 401(k) plan for all its eligible salaried and nonsalaried employees. Effective January 1, 2004, the Company adopted a 3% non-contributory Safe Harbor 401 provision for all eligible plan participants. The Company made no cash contributions to the 401(k) plan during the first three-month periods of 2011 and 2010, respectively.
(6)	Related-party Transactions
Dixie-Ann, LLC, a separate legal entity owned by the shareholders of the Company, leased the warehouse/office facility used by the Company under a formal lease agreement. A new lease agreement was negotiated with Dixie-Ann, LLC for continued rental and use of the warehouse/ office facility at the time of the sale of the principal assets of the Company to R.G. Barry Corporation, as further discussed in footnote 9.
(7)	Customer Concentration
During the first three months of 2011, sales to one customer represented 17.6% of total net sales and no other individual customer equaled or exceeded 10% or more of total net sales. During the first three months of 2010, no individual customer equaled or exceeded 10% of total net sales.
(8)	Contingent Liabilities
The Company is from time to time involved in claims and litigation considered normal in the course of its business. While it is not feasible to predict the ultimate outcome, in the opinion of management, the resolution of pending legal proceedings is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.
(9)	Subsequent Events through June 13, 2011
After the close of business on March 31, 2011, the Company sold its principal business assets, including trade names and other intangible assets, to R.G. Barry Corporation for $34,557 to R.G. Barry Corporation along with certain liabilities assumed by the buyer, including an additional working capital adjustment payment based on net working capital compared to a minimum threshold. These financial statements are presented on a pre-acquisition basis. In connection with this transaction, $248 in transaction related legal expense was incurred as legal expense and included in selling, general and administrative expense in the statement of income for the three months ended March 31, 2011.

10 – Exhibit 99.2